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                                                                    EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 1998 (except with respect to matters discussed in Note 3 and Note 17, as to which the date is April 22, 1998), included in the final prospectus of Sauer Inc. dated May 11, 1998, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933.


/s/  ARTHUR ANDERSEN LLP
------------------------
     Arthur Andersen LLP

Chicago, Illinois
May 29, 1998